EXHIBIT 99.1

j2 Reports Record Second Quarter 2015 Results

Achieves Record Second Quarter Revenues (up 21.6% vs. Q2 2014), EBITDA (up 25% vs. Q2 2014) and Adjusted Non-GAAP EPS (up 17.9% vs. Q2 2014)

Announces Sixteenth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQGS: JCOM) today reported financial results for the second quarter ended June 30, 2015 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3075 per share.

j2 achieved several quarterly records, including:
●	Revenues of $176 million
●	EBITDA(1) of $79.6 million
●	Adjusted Non-GAAP EPS(2)(3) of $0.99 per diluted share
●	Reducing the user cancel rate(4) to below 2% (1.94%)

SECOND QUARTER 2015 RESULTS

Quarterly revenues increased 21.6% to a Q2 record $176 million compared to $144.7 million for Q2 2014.

GAAP earnings per diluted share(2) for the quarter increased 9.6% to $0.80 compared to $0.73 for Q2 2014. Adjusted Non-GAAP earnings per diluted share(2)(3) for the quarter increased 17.9% to a Q2 record $0.99 compared to $0.84 for Q2 2014.

Quarterly EBITDA(1) increased 25% to a Q2 record $79.6 million compared to $63.7 million for Q2 2014.

Q2 2015 free cash flow(5) increased 1.5% to $54.9 million compared to $54.1 million despite an interest payment of $6.5 million associated with our convertible debt in the current quarter that was not present in the prior year comparable quarter.

j2 ended the quarter with approximately $567.3 million in cash and investments after deploying $17.6 million during the quarter for acquisitions and j2’s regular quarterly dividend.

Key financial results for Q2 2015 versus Q2 2014 are set forth in the following table (in millions, except per share amounts). Reconciliations of earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q2 2015	Q2 2014	% Change
Revenues
Cloud Services	$123.9 million	$105.3 million	17.7%
Digital Media	$50.8 million	$38.2 million	33%
IP Licensing	$1.3 million	$1.2 million	8.3%
Total:	$176 million	$144.7 million	21.6%
GAAP Net Income	$38.9 million	$35 million	11.1%
GAAP Earnings per Diluted Share (2)	$0.80	$0.73	9.6%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$0.99	$0.84	17.9%
EBITDA (1)	$79.6 million	$63.7 million	25%
Free Cash Flow (5)	$54.9 million	$54.1 million	1.5%

“With nearly $80 million of EBITDA and numerous other quarterly records, I am extremely proud of j2,” said Hemi Zucker, CEO of j2 Global®. “Our commitment to success is demonstrated by both our Cloud and Digital Media teams who are focused on driving revenue growth, optimizing expenses and successfully integrating our acquisitions.  We remain very well-funded with over $550 million of cash and investments.  As current revenues and earnings are already trending toward the high end of our 2015 financial guidance, any significant acquisition is likely to push us beyond that range.”

BUSINESS OUTLOOK

The Company reaffirms its fiscal 2015 estimates that it will achieve revenues between $690 and $710 million and Adjusted Non-GAAP earnings per diluted share of between $3.73 and $3.97.

Adjusted Non-GAAP earnings per diluted share for 2015 excludes share-based compensation of between $11 and $12 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the normalized tax rate for 2015 (exclusive of the release of reserves for uncertain tax positions) will be at the higher end of the provided business outlook range between 27% and 29%.

 DIVIDEND

j2’s Board of Directors has approved a quarterly cash dividend of $0.3075 per common share, a 10.8% increase versus the dividend paid in Q3 2014.  This is j2’s sixteenth consecutive quarterly dividend increase since its first quarterly dividend in September 2011.  The dividend will be paid on September 1, 2015 to all shareholders of record as of the close of business on August 17, 2015.  Future dividends will be subject to Board approval.

Notes :

(1)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS referred to in Note (3) below.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 0.5% for Q2 2015 and 10.9% for Q2 2014.  The estimated Adjusted Non-GAAP effective tax rates were approximately 28.5% for Q2 2015 and 27.1% for Q2 2014.

(3)
For Q2 2015, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, certain tax consulting fees, amortization of acquired intangibles and additional tax expense (benefit) from prior years, in each case net of tax, totaling $0.19 per diluted share. For Q2 2014, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, amortization of acquired intangibles and additional tax expense (benefit) from prior years, and adds back the impact of the fair value adjustment to deferred revenues purchased in the Livedrive acquisition, in each case net of tax, totaling $0.12 per diluted share.

(4)
User cancel rate, also called user churn, is defined as cancellation of service by Cloud Business customers with greater than 4 months of continuous service (continuous service includes Cloud Business customers that are administratively cancelled and reactivated within the same calendar month). User cancel rate is calculated monthly and expressed here as an average over the three months of the quarter.

(5)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. In addition, the amount shown for Q2 2015 excludes the effect of payments associated with taxes for prior periods under audit. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global
j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax ® , eVoice ® , FuseMail ® , Campaigner ® , KeepItSafe ® , Livedrive ® and Onebox ® , and operates a messaging network spanning 50 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter ® Powered by BuyerBase ® , an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2014, j2 had achieved 19 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2015 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2014 Annual Report on Form 10-K filed by j2 Global on March 2, 2015, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2015 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted Non-GAAP financial measures: Adjusted Non-GAAP earnings per diluted share, EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted Non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted Non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted Non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted Non-GAAP financial measures, please see the appropriate GAAP to Adjusted Non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2015	2014

ASSETS
Cash and cash equivalents	$415,930	$433,663
Short-term investments	97,188	96,206
Accounts receivable, net of allowances of $4,160 and $3,685, respectively	87,319	91,699
Prepaid expenses and other current assets	27,140	22,602
Deferred income taxes	4,514	2,013
Total current assets	632,091	646,183

Long-term investments	54,177	60,508
Property and equipment, net	36,778	38,217
Goodwill	674,084	635,675
Other purchased intangibles, net	316,168	311,800
Other assets	13,511	12,819

TOTAL ASSETS	$1,726,809	$1,705,202

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$87,081	$95,310
Income taxes payable	1,215	—
Deferred revenue	75,353	63,457
Capital lease	324	258
Deferred income taxes	362	342
Total current liabilities	164,335	159,367

Long-term debt	597,209	593,350
Deferred revenue	8,222	10,182
Capital lease	195	141
Liability for uncertain tax positions	25,136	37,551
Deferred income taxes	63,267	61,960
Other long-term liabilities	19,242	22,416
Total liabilities	877,606	884,967

Commitments and contingencies

Stockholders' Equity:
Preferred stock	—	—
Common stock	476	474
Additional paid-in capital	282,702	273,304
Retained earnings	584,831	553,584
Accumulated other comprehensive loss	(18,806)	(7,127)
Total stockholders' equity	849,203	820,235

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,726,809	$1,705,202

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2015	2014	2015	2014

Revenues	$176,038	$144,744	$337,291	$278,868

Cost of revenues (1)	29,494	25,558	57,681	48,947
Gross profit	146,544	119,186	279,610	229,921

Operating expenses:
Sales and marketing (1)	40,421	35,329	78,011	68,288
Research, development and engineering (1)	8,969	7,600	17,415	14,814
General and administrative (1)	47,088	31,419	93,588	60,397
Total operating expenses	96,478	74,348	189,014	143,499

Income from operations	50,066	44,838	90,596	86,422
Interest expense (income), net	10,881	5,682	21,194	10,630
Other expense (income), net	88	(185)	(696)	(505)
Income before income taxes	39,097	39,341	70,098	76,297
Income tax expense	181	4,292	9,304	12,483
Net income	$38,916	$35,049	$60,794	$63,814

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.81	$0.73	$1.26	$1.34

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.80	$0.73	$1.25	$1.33

Basic weighted average shares outstanding	47,537,597	46,745,596	47,480,315	46,556,428

Diluted weighted average shares outstanding	47,853,574	47,067,767	47,737,006	46,911,574

(1) Includes share-based compensation expense as follows:
Cost of revenues	$91	$27	$174	$181
Sales and marketing	603	426	1,187	917
Research, development and engineering	213	222	408	362
General and administrative	2,261	1,288	4,404	2,887
Total	$3,168	$1,963	$6,173	$4,347

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	SIX MONTHS ENDED JUNE 30,
	2015	2014

Cash flows from operating activities:
Net income	$60,794	$63,814
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	43,181	28,455
Accretion and amortization of discount and premium of investments	551	654
Amortization of financing costs and discounts	4,480	641
Share-based compensation	6,173	4,347
Excess tax benefit from share-based compensation	(2,104)	(4,803)
Provision for doubtful accounts	3,544	1,810
Deferred income taxes, net	(73)	(780)
Gain on sale of available-for-sale investment	(42)	(40)
Decrease (increase) in:
Accounts receivable	2,199	5,691
Prepaid expenses and other current assets	2,163	(3,151)
Other assets	354	37
(Decrease) increase in:
Accounts payable and accrued expenses	(5,814)	(3,616)
Income taxes payable	(5,069)	(320)
Deferred revenue	(1,546)	364
Liability for uncertain tax positions	(12,414)	(1,213)
Other long-term liabilities	1,233	(84)
Net cash provided by operating activities	97,610	91,806

Cash flows from investing activities:
Maturity of certificate of deposit	65	14,520
Purchase of certificates of deposit	(62)	—
Maturity of available-for-sale investments	56,095	51,929
Purchases of available-for-sale investments	(57,465)	(45,043)
Purchases of property and equipment	(6,955)	(4,631)
Purchases of intangible assets	(866)	(79,546)
Acquisition of business	(74,308)	(3,899)
Proceeds from sale of assets	—	608
Net cash used in investing activities	(83,496)	(66,062)

Cash flows from financing activities:
Issuance of long-term debt	—	402,500
Debt issuance costs	—	(11,069)
Repurchases of stock	(2,302)	(4,733)
Issuance of stock, net of costs	3,135	5,316
Excess tax benefit from share-based compensation	2,104	4,803
Dividends paid	(28,610)	(25,302)
Acquisition of business	(3,883)	(13,473)
Other	(180)	(163)
Net cash (used in) provided by financing activities	(29,736)	357,879

Effect of exchange rate changes on cash and cash equivalents	(2,111)	457

Net increase (decrease) in cash and cash equivalents	(17,733)	384,080
Cash and cash equivalents at beginning of period	433,663	207,801
Cash and cash equivalents at end of period	$415,930	$591,881

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional income tax (expense) benefit from prior years; and (7) elimination of income tax provision associated with the noted modifications.

	THREE MONTHS ENDED JUNE 30, 2015							THREE MONTHS ENDED JUNE 30, 2014
	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(3) Interest Costs	(4) IRS Consulting Fee	(5) Amortization	(6) Additional Tax Expense (Benefit) from Prior Years	Adjusted Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(5) Amortization	(6) Additional Tax Expense (Benefit) from Prior Years	Adjusted Non-GAAP

Revenues	$176,038	—	—	—	—	—	—	$176,038	$144,744	—	985	—	—	$145,729

Cost of revenues	29,494	(91)	27	—	—	(666)	—	28,764	25,558	(27)	—	(855)	—	$24,676

Operating expenses:
Sales and marketing	40,421	(603)	(230)	—	—	—	—	39,588	35,329	(426)	(41)	—	—	$34,862
Research, development and engineering	8,969	(213)	—	—	—	—	—	8,756	7,600	(222)	—	—	—	$7,378
General and administrative	47,088	(2,261)	(1,692)	—	—	(17,568)	(2,533)	23,034	31,419	(1,288)	(589)	(11,435)	—	$18,107

Interest expense (income), net	10,881	—	—	(1,805)	—	—	(472)	8,604	5,682	—	(439)	—	—	$5,243
Other expense (income), net	88	—	—	—	—	—	—	88	(185)	—	—	—	—	$(185)

Income tax provision (7)	181	945	717	497	5	4,935	11,887	19,167	4,292	696	649	3,982	5,487	$15,106

Net income	$38,916	2,223	1,178	1,308	(5)	13,299	(8,882)	$48,037	$35,049	1,267	1,405	8,308	(5,487)	$40,542

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$0.81	0.05	0.02	0.03	(0.00)	0.28	(0.19)	$0.99	$0.73	0.03	0.03	0.18	(0.12)	$0.85
Diluted	$0.80	0.05	0.02	0.03	(0.00)	0.28	(0.19)	$0.99	$0.73	0.03	0.03	0.18	(0.12)	$0.84

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional income tax (expense) benefit from prior years; and (7) elimination of income tax provision associated with the noted modifications.

	SIX MONTHS ENDED JUNE 30, 2015								SIX MONTHS ENDED JUNE 30, 2014
	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(3) Interest Costs	(4) IRS Consulting Fee	(5) Amortization	(6) Additional Income Tax Benefit from Prior Years	Adjusted Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(5) Amortization	(6) Additional Income Tax Benefit from Prior Years	Adjusted Non-GAAP

Revenues	$337,291	—	—	—	—	—	—	$337,291	$278,868	—	1,526	—	—	$280,394

Cost of revenues	57,681	(174)	—	—	—	(1,329)	—	56,178	48,947	(181)	—	(1,279)	—	$47,487

Operating expenses:
Sales and marketing	78,011	(1,187)	(715)	—	—	—	—	76,109	68,288	(917)	(60)	—	—	$67,311
Research, development and engineering	17,415	(407)	(80)	—	—	—	—	16,928	14,814	(362)	—	—	—	$14,452
General and administrative	93,588	(4,404)	(4,634)	—	204	(34,543)	(3,651)	46,560	60,397	(2,887)	472	(21,395)	(713)	$35,874

Interest expense (income), net	21,194	—	—	(3,584)	—	—	(472)	17,138	10,630	—	(439)	—	—	$10,191
Other expense (income), net	(696)	—	—	—	—	—	—	(696)	(505)	—	—	—	—	$(505)

Income tax provision (7)	9,304	1,713	1,837	1,028	(45)	10,260	11,769	35,866	12,483	1,520	365	7,413	6,849	$28,630

Net income	$60,794	4,459	3,592	2,556	(159)	25,612	(7,646)	$89,208	$63,814	2,827	1,188	15,261	(6,136)	$76,954

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$1.26	0.09	0.08	0.05	(0.00)	0.54	(0.16)	$1.85	$1.34	0.06	0.03	0.33	(0.12)	$1.62
Diluted	$1.25	0.09	0.08	0.05	(0.00)	0.54	(0.16)	$1.84	$1.33	0.06	0.03	0.33	(0.12)	$1.60

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2015	2014	2015	2014

Net income	$38,916	$35,049	$60,794	$63,814
Plus:
Other expense (income), net	88	(185)	(696)	(505)
Interest expense (income), net	10,881	5,682	21,194	10,630
Income tax expense	181	4,292	9,304	12,483
Depreciation and amortization	21,893	15,317	43,181	28,455
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	3,168	1,963	6,173	4,347
Acquisition-related integration costs	1,895	1,615	5,429	1,114
Additional indirect tax expense from prior years	2,533	—	3,651	713
Fees associated with prior year audits	—	—	(204)	—
EBITDA	$79,555	$63,733	$148,826	$121,051

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs and (3) additional indirect tax expense from prior years.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2015
Net cash provided by operating activities	$45,716	$51,894	$—	$—	$97,610
Less: Purchases of property and equipment	(2,401)	(4,554)	—	—	(6,955)
Add: Excess tax benefit from share-based compensation	334	1,770	—	—	2,104
Add: IRS settlement*		5,753	—	—	5,753
Free cash flows	$43,649	$54,863	$—	$—	$98,512

* Free cash flows of $54.9 million for Q2 2015 were before the effect of payments associated with taxes for prior periods under audit.

	Q1	Q2	Q3	Q4	YTD
2014
Net cash provided by operating activities	$37,294	$54,512	$40,315	$45,110	$177,231
Less: Purchases of property and equipment	(2,936)	(1,087)	(3,124)	(4,074)	(11,221)
Add: Excess tax benefit from share-based compensation	4,082	721	1,925	(1,216)	5,512
Free cash flows	$38,440	$54,146	$39,116	$39,820	$171,522

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.